                    ANTIKNOCK MARKETING AND SALES AGREEMENT


          THIS AGREEMENT is made as of this 1/st/ day of October 1998, by and between The Associated Octel Company Limited a corporation organized under the laws of England, acting on behalf of itself and its Affiliates (collectively, "Octel") and Ethyl Corporation, a corporation organized under the laws of the Commonwealth of Virginia, USA, acting on behalf of itself and its Affiliates (collectively, "Ethyl") and supercedes the Antiknock Marketing and Sales Agreement between the aforementioned parties dated as of September 29, 1998.

          WHEREAS, governmental authorities in countries around the world have promulgated laws and regulations which have effectively banned or severely limited the amount of lead antiknock compounds which can be used in motor fuels for health, safety and environmental reasons.

          WHEREAS, said governmental authorities have continued to take actions and plan to take additional measures in the future to further reduce or eliminate the amount of AK currently used in motor fuels.

          WHEREAS, because these actions have accelerated the reduction of demand for AK, the product life of AK has been significantly reduced as a useful additive in motor fuel.

          WHEREAS, as a result of these actions and other factors, it has and will continue to become increasingly more expensive and inefficient to market and to sell the ever decreasing amount of AK throughout the world as this product reaches the end of its life cycle.

          WHEREAS, because of these factors, Octel and Ethyl believe that significant cost savings and efficiencies and health, safety and environmental benefits can be realized by entering into this Agreement to market and promote the sale and safe distribution of AK in certain areas of the world as the demand for AK continues to decline.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.   DEFINITIONS
     -----------

     As used in this Agreement, the following terms shall have the following meanings:

     ADMINISTRATIVE, LOGISTICS AND ORDER PROCESSING SERVICES shall mean the services provided by Octel as described in Paragraph 11 of this Agreement.

     AFFILIATES shall mean any entity controlling, controlled by or under common control with that Party and any entity which succeeds to that portion of the business or ownership of the assets of that Party to which this Agreement pertains.

     AGREEMENT shall mean this Antiknock Marketing and Sales Agreement.

     AGREEMENT ACTIVITIES shall mean all of the activities performed by the Parties pursuant to the terms of this Agreement. It is specifically agreed that manufacture of Product is not included in Agreement Activities.

     AGREEMENT PROCEEDS shall mean the amount determined pursuant to Schedule C of this Agreement.

     BULK DISTRIBUTION AGREEMENT shall mean the Agreement for Bulk Transportation between The Associated Octel Company Limited and Ethyl Corporation dated March 25, 1994, as amended.

     BULK DISTRIBUTION SERVICES shall mean bulk distribution services provided by Ethyl described in Paragraph 9 of this Agreement.

     CHANGE OF CONTROL shall mean:

          (i) the acquisition by an independent third party(ies) of more than fifty percent (50%) of the outstanding voting stock of Octel Corp, the Associated Octel Company Limited or Ethyl Corporation but excluding the formation of a holding company so long as there is no change in the ultimate control of the applicable company listed above; or

          (ii) the acquisition by an independent third party(ies) of substantially all the AK business assets of Octel Corp., the Associated Octel Company Limited or Ethyl Corporation; or

          (iii) the assignment to an independent third party(ies) by either Party of substantially all of their rights or obligations under this Agreement.

     Notwithstanding the above, Change of Control shall not mean any internal reorganization of Octel Corp., The Associated Octel Company Limited or Ethyl Corporation and/or any of their respective Affiliates including any spin off or split off of assets or businesses to the shareholders of any of the aforementioned companies or the purchase of stock, assets or businesses conducted by any of the aforementioned companies by any person or group who owns twenty percent (20%) of the voting stock of the company as the date of this Agreement.

     CONTRACT YEAR shall mean the period beginning on October 1, 1998 and ending on December 31, 1998 and each calendar year thereafter during the term of this Agreement and any extension thereof. COUNCIL shall mean Strategic Council. EFFECTIVE DATE shall be October 1, 1998.

     EMBARGOED COUNTRIES shall mean any country or countries that is subject to sanctions imposed by the United States government pursuant to the Trading With the Enemy Act (50 App. U.S.C.A. (S)1) or The International Emergency Economic Powers Act (50 U.S.C.A. (S)1701).

     ETHYL shall mean Ethyl Corporation and its Affiliates.

     EUROPEAN ECONOMIC AREA shall mean those countries that are from time to time members of the European Economic Area.

     NORTH AMERICA shall mean the countries of Canada and the United States.

     OCTEL shall mean The Associated Octel Company Limited and its Affiliates.

     PARTIES shall mean Ethyl & Octel.

     PARTY SERVICES shall mean all of the services performed by the Parties pursuant to the terms of this Agreement.

     PRODUCT shall mean lead alkyl antiknock compounds ("AK") made available for sale, marketed and/or sold, directly or indirectly, to customers for use in the Territory by Octel, Octel Corp. or its Affiliates which shall include all of the AK compounds currently made available for sale by Octel and any new or modified AK products made available for sale, marketed and/or sold, directly or indirectly, by Octel, Octel Corp. or its Affiliates during the term of this Agreement or any extensions thereof.

     SERVICE AGREEMENT shall mean the Service Agreement set forth in Schedule D of this Agreement.

     SLUDGE SERVICES AGREEMENT shall mean the Services Agreement between The Associated Octel Company Limited and Ethyl Corporation dated June 28, 1995, as amended.

     SUPPLY CONTRACT shall mean the Supply of Lead Antiknock Compounds Agreement between The Associated Octel Company Limited and Ethyl dated December 22, 1993, as subsequently amended by the Supply of Lead Antiknock Compounds Agreement for the U.S. dated as of January 1, 1998, and the letter agreement between Ethyl Corporation and The Associated Octel Company Limited dated December 22, 1997.

     TECHNICAL SUPPORT, PROFESSIONAL SERVICES AND RESIDUE PROCESSING AND DISPOSAL SERVICES shall mean the services provided by the Parties as described in Paragraph 12 of this Agreement.

     TERRITORY shall mean all of the countries and regions of the world, other than, and specifically excluding North America, the European Economic Area and Embargoed Countries.

     UNITED STATES shall mean the fifty states of the United States of America, the District of Columbia and all possessions and territories of the United States including Puerto Rico and the U.S. Virgin Islands.

     WHOLESALE PRICE shall mean          *                      .  The Parties
     acknowledge that the price formula            *                was
     negotiated at arms length and continues to represent the wholesale fair market value of the Product.

     WORKING CAPITAL shall mean the working capital as determined in accordance with Schedule G.

*    This information omitted pursuant to a Confidential Treatment Request

     2.   PURPOSE OF THE AGREEMENT
          ------------------------

          The purpose of this Agreement is to establish a marketing arrangement
     for sales of Product by the Parties to customers in the Territory.   Octel
     and Ethyl each agree, and shall cause each of their Affiliates to agree, to exclusively market and sell Product to customers for use in the Territory pursuant to the terms of this Agreement. To support this marketing arrangement, both Ethyl and Octel will provide various goods and services to the other as more specifically set forth in this Agreement and the Service Agreement. The rights conferred by this Agreement are strictly contractual in nature, it being expressly understood and agreed that neither Party shall by reason of this Agreement be deemed to have entered a partnership or to have acquired directly or indirectly any stock, share capital, equity or other interest in the other Party. It is further understood and agreed that the Agreement Activities are limited strictly and exclusively to the Territory and shall not extend beyond the Territory. Unless earlier terminated pursuant to this Agreement, this arrangement shall continue so long as sales of Product in the Territory remain economically feasible. Notwithstanding the above, should existing supply contracts with customers for delivery of Product in the Territory prohibit or restrict the ability of either of the Parties to perform the obligations contained herein, each Party agrees to meet the terms of such contracts and perform such contractual obligations until said contracts are terminated or expire. The proceeds generated from the sale of Product under these contracts resulting from deliveries made to customers in the Territory on or after the Effective Date of this Agreement shall be calculated and accounted for using the same basis as set forth in Schedule C and shall be included in determining Agreement Proceeds pursuant to Schedule C of this Agreement and the deliveries of Product in the Territory shall be treated as if made pursuant to the terms of this Agreement.

3.   TERRITORY
     ---------

          This Agreement and its terms shall only apply to activities within the Territory. Neither Party shall have any rights, responsibilities or obligations to the other Party under this Agreement for activities relating to the manufacture, distribution, marketing and sale of AK compounds to:

          (i)  customers outside the Territory;

          (ii) customers inside the Territory prior to the Effective Date of this Agreement.

4.  OPERATIONS
    -----------

    Each party shall independently provide its Party Services and be solely responsible for the manner in which they are carried out.

5.  THE STRATEGIC COUNCIL
    ---------------------

    The Party Services will be overseen by a Strategic Council composed of six members. Three members shall be appointed at the sole discretion of each Party. The actions of the Council shall be governed as provided in Schedule A of this
Agreement.     *

6.  PARTY SERVICES
    --------------

    Party Services provided by each Party hereunder shall be directed by a Manager who will be subject to oversight by the Strategic Council. The initial Manager shall be Errol Martin. Subsequent Managers shall be selected by Octel. Octel will consult with the Strategic Council about the selection of subsequent Managers but shall retain the ultimate right to make such selection. The Manager and the organization reporting to this position as initially set forth in Schedule B shall be responsible for directing the performance of Party Services. The staff working under the direction of the Manager shall be initially organized according to the function chart set forth in Schedule B. The employees dedicated to providing services under this paragraph of the Agreement shall remain employees of the respective Parties. The Parties shall be reimbursed in accordance with the Service Agreement for the cost associated with the compensation of such employees, including salaries, benefits, costs, expenses and, if appropriate, recruitment and severance payments for new employees specifically hired after the Effective Date to fill the vacant positions set forth in Schedule B. In addition to providing services through the employees set forth in Schedule B, the Parties shall provide upon request from the Manager and approval by the Strategic Council, consulting and other services in support of this Agreement. Octel shall also

* This information omitted pursuant to a Confidential Treatment Request provide office facilities in the UK.

7.  PRODUCT
    -------

    Except as otherwise provided herein or approved by the Council, all Product marketed pursuant to this Agreement shall be provided by Octel, which Product shall be of merchantable quality and meet the Product specifications set forth in the Supply Contract. Other than inventory referred to in Paragraph 8, Octel shall supply all of the Product requirements for sale to customers for use in the Territory during the term of or any extension of the Agreement. The Product cost shall be the applicable Wholesale Price as of the date of timely invoice to customers.

8.  ETHYL PRODUCT INVENTORY
    -----------------------

    Ethyl will make available for purposes of conducting marketing activities
under this Agreement            *            of Product inventory. Ethyl
warrants that such Product inventory is of merchantable quality and meets the Product specifications set forth in the Supply Contract. The quantities, grades and locations of such Product inventories are described in Schedule F to this
Agreement. The Parties agree that the        *           will be used to
supply customers under this Marketing Agreement within           *
after the Effective Date. It is agreed that title to the Ethyl inventory and the risk of loss will remain with Ethyl until delivery to customers in the Territory. The cost to Octel shall be the applicable Wholesale Price as of the invoice date.

9.  DISTRIBUTION SERVICES
    ---------------------

    Ethyl and Octel shall jointly review the costs of distribution by bulk and non bulk with the

* This information omitted pursuant to a Confidential Treatment Request objective of minimizing overall distribution costs within the Territory, and shall cooperate with each other to reduce the costs of bulk and non-bulk distribution (including maintenance, decontamination and disposal of distribution equipment).


     a.   BULK DISTRIBUTION.  Octel and Ethyl agree that the Bulk Distribution
          -----------------
          Services required to deliver Product to customers in the Territory shall be provided under the Agreement for Bulk Transportation for as long as such bulk distribution services are utilized. Except as otherwise provided in the aforementioned agreement, all equipment used to provide these services shall remain the property of Ethyl and Ethyl shall be responsible for properly maintaining such equipment as well as decontaminating and disposing of such equipment as required by law when no longer suitable for use.

     b.   NON BULK DISTRIBUTION SERVICES.  Octel and Ethyl agree that the Non
          ------------------------------
          Bulk Distribution Services required to deliver Product to customers in the Territory shall be provided on terms set forth in the Service Agreement. All equipment and facilities used to provide these services shall remain the property of the Party owning the equipment. Each Party shall be responsible for decontaminating and disposing of such equipment as required by law when no longer suitable for use, except where such equipment is purchased or leased after the Effective Date for exclusive use in the Territory, in which case any required decontamination and disposal thereof shall be provided by Octel under Schedule A, Section I, Part 2 to the Service Agreement provided such services are cost competitive with other decontamination services available at that time and meet the environmental and responsible care
          standards of both Parties.   All equipment shall be in good operating
          condition, fit for the purposes intended and duly certified. Maintenance services for non bulk distribution equipment and acquisition or lease of new equipment for such use shall be pursuant to Schedules A and B to the Service

          Agreement. Ethyl shall maintain the terminals at Houston, Dordrecht and Singapore for as long as the Ethyl Product Inventory is stored in such terminals and during such period shall provide terminaling services at these locations to Octel in support of Product sales upon the terms and compensation set forth in the Service Agreement the amount of such compensation to be pre-notified upon request by Octel. Thereafter, Ethyl shall provide Octel with the option of purchasing of terminaling services at such locations upon the terms and compensation set forth in the Service Agreement, the amount of such compensation to be pre-notified upon request by Octel, and if Octel declines such services at any location, then Ethyl shall have the option of closing the said terminal. Notwithstanding the above, once the Ethyl Inventory is removed from an Ethyl storage location, upon ninety (90) days prior written notice to Octel Ethyl may discontinue providing terminaling services to Octel at that location.

10.  MARKETING AND SALES SERVICES
     ----------------------------

     All marketing and sales to customers in the Territory pursuant to this Agreement shall be by and in the name of Octel. Except as otherwise provided in this Agreement, all orders shall be placed with Octel and Octel shall collect all proceeds from such sales.

11.  ADMINISTRATIVE, LOGISTICS AND ORDER PROCESSING SERVICES
     -------------------------------------------------------

     Octel and Ethyl agree that the Administrative, Logistics and Order Processing Services required to market and sell Product pursuant to this Agreement shall be provided by Octel on terms set forth in the Service Agreement.

12.  TECHNICAL SUPPORT, PROFESSIONAL SERVICES AND RESIDUE PROCESSING AND
     -------------------------------------------------------------------
     DISPOSAL SERVICES
     -----------------

     Technical support, professional services and residue processing and disposal services required to support the activities under this Agreement shall be provided by Octel and Ethyl utilizing where appropriate Octel and Ethyl personnel on terms set forth in the Service Agreement. The Parties will investigate alternative arrangements to optimize the cost-effectiveness of residue processing requirements consistent with environmental acceptability. Octel shall be responsible for providing legal and accounting services.

13.  AGREEMENT PROCEEDS CALCULATION
     ------------------------------

          *

14.  PAYMENTS
     --------

     The Parties agree that cash distributions relating to Party Services shall be made within 15 days following the end of the month to which they relate and shall be calculated as provided in Schedule G.

     Ethyl agrees to submit itself to UK tax jurisdiction and pay applicable UK tax attributable to funds received pursuant to this Agreement as reportable earnings of its UK subsidiary. Ethyl will furnish Octel with written confirmation when such return is filed and payments are made. Ethyl shall also provide Octel with not less than ninety (90) days advance notice of any actions or circumstances which may have the effect of removing Ethyl from UK tax jurisdiction or which may result in an obligation on behalf of Octel to withhold taxes on behalf of Ethyl.

     Octel and Ethyl believe that under current UK law Octel is not required to withhold taxes

* This information omitted pursuant to a Confidential Treatment Request.

from any amounts payable to Ethyl under this Agreement and accordingly, that all such payments should be made gross of tax. However, if in the future Octel should reasonably determine that tax withholding on amounts to be paid to Ethyl is required, then Octel may, after advising Ethyl of the basis for its determination, effect withholding as appropriate. If, based on Octel's conclusion that withholding is not legally required, Octel makes payments to Ethyl without withholding taxes and it is later determined that withholding was required, Ethyl shall indemnify Octel for any liability Octel suffers from having failed to withhold such taxes.

     Ethyl shall have the right, in good faith, by appropriate proceedings to contest in Octel's name any withholding taxes which Octel has reasonably determined are required by law to be made. Octel agrees to cooperate fully with Ethyl in any way Ethyl may reasonably request in connection with such contest.

     Any contest conducted by Ethyl shall be conducted at Ethyl's expense and in the event of any penalties, interest or late charge with respect to taxes as a result of such taxes become payable, Ethyl shall reimburse Octel for the same.

15.  AUDIT AND INVESTIGATION RIGHTS
     ------------------------------

     Each Party providing services and/or providing Product pursuant to this Agreement shall prepare and maintain the necessary books and accounting records as required by good and prudent business practice and generally accepted accounting principles. Such records shall accurately reflect the cost of the services and Product provided by the Party. Octel shall cause an annual audit of the financial reports under this Agreement to be conducted and the cost of such audit shall be covered under the Service Agreement.

     In addition, each Party shall have the right to have an independent auditor conduct a special examination of, or perform an agreed upon procedures review ("Audit") in connection with, such records to determine if such records accurately reflect the financial results of the activities conducted pursuant to this Agreement (including the Agreement Proceeds Calculation) and that services and Product provided by the Parties were accurately recorded and the charges for such services and Product were correct. Such Audit shall be conducted under the terms of a Confidentiality Agreement and shall be used for the sole purpose of determining whether an overcharge or undercharge has occurred. Such Audit will be conducted during normal business hours and shall be at the expense of the Party requesting the Audit. Only the final report of the auditor's conclusions will be provided to both Parties. If such Audit reveals a discrepancy in favor of the Party requesting said Audit, and upon agreement of the other Party, said discrepancy shall be promptly reimbursed. If the Parties cannot reach agreement regarding the auditor's report, either Party may exercise its rights under Paragraph 19 of this Agreement which shall constitute the sole remedy of the Parties to resolve the matter. Upon resolution of the matter, the successful Party shall be entitled to interest on the amount owed from the date such sum was due to the date such sum was paid. Interest shall be calculated at the rate of LIBOR plus three percent per annum. If the Audit determines that an overcharge of less than US$100,000 has occurred, the Parties shall divide the cost of the Audit equally between them. If, pursuant to such an Audit, it is determined that an overcharge in excess of US$100,000 has occurred to the detriment of the Party requesting the Audit, then the cost of the Audit shall be paid by the other Party.

     The Parties shall cause an investigation and procedures review of the Agreement Proceeds and cash distributions for the first three (3) months after the Effective Date. This shall be conducted by PriceWaterhouseCoopers, with the cost divided equally between the Parties. If such investigation reveals that the Agreement Proceeds and payments have not been appropriately calculated and made in accordance with the terms of the Agreement, then such defects shall be immediately remedied without penalty to either Party.

16.  TERM OF THE AGREEMENT
     ---------------------

     This Agreement shall become effective as of the Effective Date and shall continue for an initial term of twelve Contract Years and successive Contract Years thereafter for so long as Octel, Octel Corp. or its Affiliates continues to make Product available for sale whether directly or indirectly provided neither Party invokes its rights under Paragraph 18 of this Agreement.

17.  INSURANCE AND LIABILITIES
     -------------------------

     a. Each Party shall obtain and maintain during the term of this Agreement with insurers reasonably acceptable to the other insurance coverage of the types and minimum limits as set forth in Schedule H with regard to supplying Product and performing Party Services pursuant to this Agreement.

     b. Each party shall be solely responsible for all costs and liabilities associated with the termination of existing agency or distributor relationships in the Territory that are not to be utilized for the marketing of Product under this Agreement.

     c.   As to claims between the Parties:

          (i) In the event Product supplied by either Octel or Ethyl for sale to customers within the Territory fails to be of merchantable quality and meet the Product specifications set forth in the Supply Contract, the supplier shall be responsible at its sole expense for the costs of returning, reprocessing (including disposal, if necessary) and/or replacement of such material with Product which is merchantable and meets the Product specifications of the Supply Contract at its sole expense.

          (ii) Each Party shall perform Party Services in a safe, professional, cost-effective manner in accordance with industry standards and the requirements of the Strategic Council. In the event a Party performs services and such services are improperly or negligently performed, the supplier of the services as its sole liability in respect of such failure shall not be entitled to the relevant service fee as set forth in Section I of Schedules A and B of the Service Agreement in respect of such unsatisfactory services.

          (iii) Without prejudice to subparagraphs (c)(i) and (c)(ii) above, there shall be no claims made by either Party against the other in providing Product and/or rendering Party Services pursuant to this Agreement for any direct, indirect or consequential loss (including lost profits) as a result of noncompliance irrespective of the cause or reason unless such loss or damage arises as a direct result of a deliberate act or omission of a Party with the intent of causing economic loss to the other Party, a material breach of or a willful refusal of a Party to comply with the terms of this Agreement.

     d.   *

18.  TERMINATION
     -----------

     This Agreement is terminable under the following circumstances:

     a. The Agreement is terminable at any time by mutual agreement in writing of the parties.

     b. Provided such information is not confidential, each Party shall give not less than thirty (30) days notice of a possible Change of Control. In any event, each Party shall notify the other immediately following a Change of Control. Upon a Change

* This information omitted pursuant to a Confidential Treatment Request.

          of Control, the other Party may terminate this Agreement by giving written notice and by tendering the Termination Fee in cash within thirty (30) days of the determination of Termination Fee.

     c. Either Party may terminate this Agreement upon the expiration of the twelfth (12th) Contract Year by providing written notice (180) days prior to expiration of the twelfth (12th) Contract Year, or successive Contract Years, and making a payment to the non-terminating party in an amount equal to the Termination Fee within thirty (30) days of determination of the Termination Fee. Giving notice and then failing to make the Termination Fee payment to the other Party under 18(c) herein shall preclude the Party giving notice from serving another notice of Termination within two (2) years from the date of the original notice.

     d. Upon termination of this Agreement pursuant to (b) and (c) above, the Party receiving the Termination Fee shall not within a period of three
          (3) years engage in the sale of Product in the Territory.

     e. In the event of termination of this Agreement under (b) or (c) above by reason of the purchase by Octel of Ethyl's interest in this Agreement, Octel shall only have an obligation under the Supply Contract to supply such quantities of Product as Ethyl shall require for the servicing of the European Economic Area.

     f. If neither Party terminates this Agreement pursuant to this provision as provided in the provisions of (b) and (c) above, the Agreement shall continue in full force and effect for successive Contract Years thereafter as provided in Paragraph 16.

     g.   The Termination Fee shall be determined as follows:  *

* This information omitted pursuant to a Confidential Treatment Request.

19.  DISPUTES
     --------

     Except as otherwise provided herein, any dispute between the Parties with respect to this Agreement or matters upon which the Strategic Council cannot agree and an impasse is reached shall be resolved in accordance with the dispute resolution procedure set forth in Schedule E.

20.  CONTINGENCIES
     -------------

     Neither Octel nor Ethyl shall be liable for failure to perform its obligations as required under this Agreement where such failure to perform is caused by an event or circumstance beyond the reasonable control of the Party affected thereby ("Force Majeure Event"). Without limiting the generality of the forgoing, a Force Majeure Event may include fire, storm, flood, act of God, war, explosion, sabotage, strike or other labor trouble, shortage of fuel and or raw material, embargo, car/wagon shortages, accident, expropriation of plant or equipment, shortage of Product and or raw materials caused in whole or in part by any governmental authority, inability to secure machinery and or other equipment or energy or raw materials for the manufacture, transport or distribution of Products, inability to obtain vessel or cargo insurance at reasonable cost due to war, revolution or civil interest, or acts or threats of action by any government or any agency thereof or any other event or circumstance beyond the reasonable control of either Party. No event or circumstance shall serve to excuse an obligation to perform hereunder if such event could have been prevented through exercise of reasonable diligence. A Party claiming the benefit of this provision shall provide written notice of the Force Majeure Event to the other and take all reasonable steps to cure the problem causing the inability to perform such required service.

21.  WAIVER
     ------

     Failure of either party to insist in any instance on the strict performance of any term, provision or condition of this Agreement or to exercise any option herein contained shall not be construed as a waiver of such term, provision, condition or option in any other instance.

22.  ASSIGNMENT
     ----------

     The rights and obligations of the Parties hereunder shall not be assigned or transferred without the prior written consent of the other, such consent not to be unreasonably withheld. The foregoing notwithstanding, either Party may, without the consent of the other, assign all or part of its rights under this Agreement to an Affiliate of the assignor or to another party in connection with its merger or transfer to such other party of substantially all of its assets or of the business or assets to which this Agreement pertains. Nothing herein shall restrict any corporate reorganization by a Party that does not constitute a Change of Control.

23.  NOTICES
     -------

     Notice to either Party under any provision of this Agreement shall be deemed good and sufficient if (i) delivered in writing in person, (ii) sent by facsimile to the other Party with confirmation of receipt of transmission and promptly confirmed by air mail or (iii) delivered by commercial courier to the address of such party noted below or such other address as such Party has directed in a signed writing. Notice shall be effective on the date delivered in person, sent by facsimile or delivered by commercial courier, whichever is applicable.

          Address for notices:
               If to Octel:

                    The Associated Octel Company Limited
                    P.O. Box 17
                    Oil Sites Road
                    Ellesmere Port
                    South Wirral, L65 4HF United Kingdom
                    Attn:  Dennis Kerrison, Managing Director

                    Copy to: Graham Leathes, Corporate Secretary and General Counsel
                    Facsimile:  0151-350-6976

               If to Ethyl:

                    Ethyl Corporation
                    330 South Fourth Street
                    Richmond, Virginia   23219
                    Attn:  Newton A. Perry
                           Senior Vice President
                           Refinery Chemicals

                    Copy to:   Vice President & General Counsel
                    Facsimile:  (804)  788-5519

24.  MISCELLANEOUS
     -------------

     a. This Agreement constitutes the entire agreement of the Parties. No change or modification shall be effected except by a writing agreeing to the modification or change executed by a duly authorized officer of each Party.

     b. Upon the Effective Date of this Agreement, the Supply Contract shall be amended and modified in accordance with the terms of this Agreement to the extent of the obligations of each Party relating to Product sold and or delivered to customers in the Territory as provided for in this Agreement, except for any payments for services or products delivered under such agreements prior to the date of this Agreement for which payments have not been made. The Bulk Distribution Agreement and the Sludge Services Agreement shall remain in full force and effect without modification. If terms of this Agreement and/or the Service Agreement are found by a court of competent jurisdiction to be unlawful, unenforceable and/or legally nonbinding on either Party, the Parties agree that such terms shall not affect the validity of the remainder of these agreements and the Parties agree to substitute terms in these agreements as near to the intent of the invalid or unenforceable provision as is legally permissible. The Parties shall negotiate in good faith to make such changes in the agreements as shall most nearly preserve the overall commercial intention of the Parties in entering into these agreements. If either of the aforesaid agreements are found to be totally invalid or unenforceable, or this Agreement or the Service Agreement is materially breached by either Party and such breach is not resolved as provided by the terms of this Agreement, then the provisions of the above described agreement which by this paragraph have been amended shall be reinstated and said agreement shall continue in full force and effect until expiration or termination in accordance with the specific terms of the agreement. *

          The rights described above are in addition to any rights the Parties may

* This information omitted pursuant to a Confidential Treatment Request.

          have relative to each other or any third party.

     c. Recognizing that Octel and Ethyl shall continue to compete vigorously in the marketing and sale of Product in North America and the European Economic Area under no circumstances shall the Parties discuss with one another (or provide one another with any information) concerning prices to customers, terms of supply, and other competitive information of the lead antiknock compound market in such areas.

     d. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, U.S.A. without regard to the conflict of laws and principles thereof.

     e. The terms of this Agreement shall be regarded by the Parties as confidential and shall not be disclosed by either Party publicly or to third parties without the written consent of the other Party, provided however that disclosure may be made if required by law or compliance with regulatory requirements.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written by their duly authorized representatives.

                         THE ASSOCIATED OCTEL COMPANY LIMITED

                         By: ______________________________________

                         Title:  ____________________________________


                         ETHYL CORPORATION

                         By: ______________________________________

                         Title:  ____________________________________

                                  SCHEDULE A
                                  ----------

                    STRATEGIC COUNCIL RULES AND PROCEDURES
                    --------------------------------------

COUNCIL MEMBERSHIP - The Council shall be composed of six (6) members.  Each
------------------
Party shall in its sole discretion appoint three (3) members to serve as its representatives on the Council. Each party shall have the right to appoint a new representative to replace a position on the Council previously appointed by that Party which becomes vacant for any reason. Each Party may in its sole discretion remove and/or appoint a substitute representative to a Council position appointed by that Party. The appointment shall be effective upon delivery of written notice to the other Party and members of the Council of such appointment.

                                  SCHEDULE B
                                  ----------

                                FUNCTION CHART
                                --------------


PERSONNEL                      FUNCTION
---------                      --------

Octel Assigned
--------------

W E Martin                     Lead Alkyl Sales & Marketing Director

J P D Walker                   Regional Director - Far East

J Grafstrom                    Lead Alkyls Personnel Assistant

J R Bain                       Distribution Projects Manager

A M Bilimoria                  Business Accountant

J T Braconnier                 Planning Coordinator

A A Thompson                   Refinery Economist

M J Lee                        Secretary

Management Accountant (EP)     Management Accountant

Credit Controller (EP)         Credit Controller


Ethyl Assigned
--------------

A Conn                         Marketing Director

P Stephanides                  Regional Director - Middle East/West Africa

R Martinez                     Regional Director - South America

Octel Allocated
---------------

A Pacquement                   Regional Director - North Africa/Eastern Europe

                                  SCHEDULE C
                                  ----------

                        AGREEMENT PROCEEDS CALCULATION
                        ------------------------------


                                       *





       *  This information omitted pursuant to a Confidential Treatment Request.

                                  SCHEDULE D
                                  ----------


                               SERVICE AGREEMENT


     This Service Agreement, made as of this 1st day of October 1998, by and between The Associated Octel Company Limited, a corporation organized under the laws of England, on behalf of itself and its Affiliates (collectively, "Octel"), and Ethyl Corporation, a corporation organized under the laws of the Commonwealth of Virginia USA, on behalf of itself and its Affiliates (collectively, "Ethyl"), is entered into in connection with the Antiknock Marketing and Sales Agreement dated as of October 1, 1998, between the aforementioned parties. The Services Agreement dated the 29/th/ day of September between the aforementioned parties is superceded by this Service Agreement.

     WHEREAS, governmental authorities in countries around the world have promulgated laws and regulations which have effectively banned or severely limited the amount of lead antiknock compounds ("AK") which can be used in motor oils;

     WHEREAS, said governmental authorities have continued to take actions and plan to take additional measures in the future to further reduce the amount of AK currently used in motor fuels;

     WHEREAS, because these actions have accelerated the reduction of demand for AK, the product life has been significantly reduced as a useful additive in motor fuel;

     WHEREAS, as a result of these actions and other factors, it has and will continue to become increasingly more expensive and inefficient to safely market, sell and distribute the ever-decreasing amount of AK throughout the world as this product reaches the end of its life cycle;

     WHEREAS, because of these factors, Octel and Ethyl have entered into a Marketing Agreement in order to capture significant cost savings and efficiencies in marketing and selling AK in certain areas of the world as the demand for AK continues to decline;

     WHEREAS, in order to reduce duplicative and redundant service capability and to capture resultant cost synergies and benefits, it is necessary for Octel and Ethyl to provide certain services in support of activities described in the Marketing Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows.

1.   DEFINITIONS
     -----------

     Administrative, Logistics and Order Processing Services shall mean the services set forth in Section I of Schedule A.

     Affiliates shall mean any entity controlling, controlled by or under common control with that Party and any entity which succeeds to that portion of the business or ownership of the assets of that Party to which this Agreement pertains.

     Agreement shall mean this Service Agreement.

     Contract Year shall mean the period beginning on the Effective Date and ending December 31, 1998, and each calendar year thereafter during the term of this Agreement.

     Embargoed Countries shall mean any country or countries that is subject to sanctions imposed by the United States government pursuant to the Trading With the Enemy Act (50 App. U.S.C.A. (S)1) or The International Emergency Economic Powers Act (50 U.S.C.A. (S)1701).

     Ethyl shall mean Ethyl Corporation and its Affiliates.

     Ethyl Services shall mean the services provided by Ethyl set forth in Schedule B.

     European Economic Area shall mean those countries that are members of the European Economic Area.

     Marketing Agreement shall mean Antiknock Marketing and Sales Agreement on even date between Octel and Ethyl.

     Non-Bulk Distribution Services shall mean the services set forth in Section I of Schedule A and Schedule B.

     North America shall mean the countries of Canada and the United States of America.

     Octel shall mean The Associated Octel Company Limited and its Affiliates.

     Octel Services shall mean the services provided by Octel as set forth in Schedule A.

     Parties shall mean Ethyl and Octel.

     Product shall mean AK compound(s) made available for sale, marketed and/or sold, directly or indirectly, to customers for use in the Territory by Octel, Octel Corp. or its Affiliates which shall include all of the AK compounds currently made available for sale by Octel and any new or modified products made available for sale, marketed and/or sold, directly or indirectly, by Octel, Octel Corp. or its Affiliates during the term of this Agreement or any extensions thereof.

     Residue Processing and Disposal Services shall mean the services provided by Octel as set forth in Section I of Schedule A and the services provided by Ethyl as set forth in Section I of Schedule B as applicable.

     Service(s) shall mean the service(s) set forth in Schedules A and B attached hereto.

     Technical Support and Professional Services shall mean the services provided by Octel and/or Ethyl as set forth in Section I of Schedule A and Schedule B.

     Territory shall mean all of the countries and regions of the world, other than, and specifically excluding North America, the European Economic Area and Embargoed Counties.

     United States shall mean the 50 states of the United States of America and all possessions and territories of the United States including Puerto Rico and the U.S. Virgin Islands.


2.   SERVICES
     --------

     The Parties agree that in order to capture the cost synergies and efficiencies that will be generated by implementing the Marketing Agreement that the Services provided by the Parties pursuant to this Agreement be rendered in an efficient and cost-effective manner. Each Party agrees that it will continue to examine and implement methods of reducing cost in providing these Services during the term of this Agreement.

     a.   Octel Services.  The description of the Services to be rendered by
          --------------
          Octel pursuant to this Agreement are set forth in Schedule A attached hereto and made a part hereof. Each of the Octel Services shall be rendered by Octel or by an Affiliate of Octel.

     b.   Ethyl Services.  The description of the Services to be rendered by
          --------------
          Ethyl pursuant to this Agreement are set forth in Schedule B attached hereto and made a part hereof. Each of the Ethyl Services shall be rendered by Ethyl or by an Affiliate of Ethyl.

3.   SERVICE FEES
     ------------

     Ethyl and Octel agree that out of proceeds collected by Octel pursuant to the Marketing Agreement that Octel and Ethyl shall be compensated for Octel Services and Ethyl Services rendered by each Party in accordance with the Service Fees set forth in Schedules A and B attached hereto.

4.   PAYMENT OF SERVICE FEES
     -----------------------

     Each Party shall invoice monthly for Services rendered pursuant to this Agreement and payment shall be made to Ethyl in accordance with Paragraph 14 of the Marketing

      Agreement.

5.   CONTINGENCIES
     -------------

     Paragraph 20 of the Marketing Agreement is hereby incorporated by reference.

6.   AUDIT RIGHTS
     ------------

     Paragraph 15 of the Marketing Agreement is hereby incorporated by reference.

7.   DISPUTES
     --------

     Any dispute between the Parties regarding the performance of the Services provided under the terms of this Agreement shall be resolved as set forth in Schedule E of the Marketing Agreement.

8.   TERM OF AGREEMENT
     -----------------

     This Agreement shall become effective as of the date of the Marketing Agreement and shall remain in effect for the duration of the Marketing Agreement. Upon termination or expiration of the Marketing Agreement, this Agreement shall automatically terminate on the effective date of such termination or expiration. Any payments that are due to each Party for services rendered prior to the termination date shall be promptly paid.

9.   WAIVER
     ------

     Failure of either party to insist in any instance on the strict performance of any term, provision or condition of this Agreement or to exercise any option herein contained shall not be construed as a waiver of such term, provision, condition or option in any other instance.

10.  ASSIGNMENT
     ----------

     The rights and obligations of the Parties hereunder shall not be assigned or transferred without the prior written consent of the other, such consent not to be unreasonably withheld. The foregoing notwithstanding, either Party may, without the consent of the other, assign all or part of its rights under this Agreement to an Affiliate of the assignor or to another party in connection with its merger or transfer to such other party of substantially all of its assets or of the business or assets to which this
     Agreement pertains.   Subcontracting of health, safety or environmental
     issues shall be in accordance with the policy agreed upon by the Strategic Council.

11.  NOTICES
     -------

     Notice to either Party under any provision of this Agreement shall be deemed good and sufficient if (i) delivered in writing in person, (ii) sent by facsimile to the other Party with confirmation of receipt of transmission and promptly confirmed by air mail or (iii) delivered by commercial courier to the address of such party noted below or such other address as such Party has directed in a signed writing. Notice shall be effective on the date delivered in person, sent by facsimile or delivered by commercial courier whichever is applicable.

     Address for notices:

          If to Octel:
               The Associated Octel Company Limited
               P.O. Box 17
               Oil Sites Road
               Ellesmere Port
               South Wirral, United Kingdom L65 4HF
               Attn:  Dennis Kerrison, Managing Director
               Fax No.:  44-151-350-6976

               Copy to:  Corporate Secretary & General Counsel

          If to Ethyl:
               Ethyl Corporation
               330 South Fourth Street
               Richmond, Virginia   23219
               Attn:  Newton A. Perry
                      Senior Vice President
                      Refinery Chemicals
               Fax No.:  804-788-5109

               Copy to:   Vice President & General Counsel

12.  CONFIDENTIALITY
     ---------------

     Except as to information required to be disclosed to (i) comply with law or
     (ii) effectively perform the Services required by this Agreement, the Parties agree that all information regarding such services shall remain confidential and shall not be disclosed to third parties without the prior written consent of the other Party.

13.  MISCELLANEOUS
     -------------

     a. This Agreement constitutes the entire agreement of the Parties concerning the Services provided pursuant to this Agreement. No change or modification shall be effected except by a writing executed by a duly authorized officer of each Party.

     b. Recognizing that Octel and Ethyl shall continue to compete vigorously in the marketing and sale of Product in North America and the European Economic Area, under no circumstances shall the Parties discuss with one another (or provide one another with any information) concerning any aspect of the lead antiknock compound market in these areas including, without limitation, market prices or customers in these markets.

     c. In providing the Services, Ethyl and Octel are each operating in the capacity of an independent contractor and not the agent, employee, partner or representative of the other.

     d. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, U.S.A. without regard to the conflict of laws and principles thereof.

  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date set forth in the first paragraph of this Agreement.

                         THE ASSOCIATED OCTEL COMPANY LIMITED

                         By: ______________________________________

                         Title:  __________________________________

                         ETHYL CORPORATION

                         By: ______________________________________

                         Title:  __________________________________

                      SCHEDULE A TO THE SERVICE AGREEMENT
                      -----------------------------------

                                OCTEL SERVICES
                                --------------

                                      [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.

                      SCHEDULE B TO THE SERVICE AGREEMENT

                                ETHYL SERVICES
                                --------------

                                      [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.

                                  SCHEDULE E
                                  ----------

                         DISPUTE RESOLUTION PROCEDURE
                         ----------------------------


1.   RESOLUTION OF LEGAL DISPUTES.

     With the exception of disputes arising out of a deadlock in the vote of the Strategic Council concerning a business issue within the Council's authority, any dispute, controversy or claim arising out of or relating to this Agreement, shall be finally determined by arbitration in accordance with the Rules of Arbitration of the London Court of International Arbitration (LCIA), in London England, provided that the Parties have been unable to reach a satisfactory resolution through negotiation and mediation under the procedures set forth below.

     1.1  Negotiation.

          Before proceeding to mediation or arbitration, the Parties shall attempt in good faith to resolve any such dispute promptly by negotiation between senior executives of the respective Parties. Within 25 days of the delivery by one Party to the other of a written notice of a dispute, controversy or claim, the receiving Party shall submit to the claiming Party a written response. The notice and response shall include: (1) a short statement of each Party's position and a summary of reasons supporting that position, and (2) the name and position of the executive who will represent the Party and any other person who will accompany the executive in negotiations and include a schedule of the availability of said executive. Within 45 days after delivery of the notice of dispute, the senior executives of both Parties shall meet at a mutually agreeable time and place, and thereafter for so long as they mutually agree, for negotiations in an attempt to resolve the dispute through agreement. All negotiations pursuant to this clause will be treated as confidential and shall be treated as compromise and settlement discussions for purposes of applicable rules of confidentiality, evidence and professional secrecy.

     1.2  Mediation.

          Either Party may request the services of a mediator to aid the senior executives in resolving the dispute. Unless the Parties otherwise agree, the selection of a mediator shall be made by the Centre for Dispute Resolution (CEDR) in London, England and CEDR procedures shall govern the mediation. The Parties and the mediator shall meet within 20 days after the date that the mediator is appointed to begin settlement discussions with the assistance of the mediator. The mediation process shall continue thereafter as long as both Parties agree.

     1.3  Arbitration.

          If the Parties have been unsuccessful in resolving a dispute under this section through negotiation, either Party may commence binding arbitration of such dispute in accordance with the Rules of the London Court of International Arbitration ("LCIA") as follows:

          1.3.1 Unless the Parties agree on a single arbitrator, the arbitral tribunal shall consist of three members, each Party shall select one arbitrator and the LCIA shall select the third arbitrator who shall be knowledgeable concerning the subject matter of the dispute. Each Party may submit to the LCIA for its consideration in making the selection of the third arbitrator the qualifications, knowledge and experience that the Party requests to be considered in said appointment.

          1.3.2  The place of the arbitration shall be London England.

          1.3.3  The language of the arbitration shall be English.

          1.3.4 The arbitral tribunal shall have the authority to award all forms of relief determined to be just and equitable; provided, however, that the tribunal shall have no authority to award punitive or exemplary damages, or any other damages not measured by the prevailing Party's actual damages.

          1.3.5 Any arbitral award entered by the tribunal shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.


2.   RESOLUTION OF STRATEGIC COUNCIL DEADLOCK.

     Where there is a deadlock in the vote of the Strategic Council by reason of a tie vote among its members concerning a business issue within its authority, any member of the Council who has voted on the issue may initiate the following dispute resolution procedures:

     2.1 Unless otherwise agreed by a majority of the Council, the deadlocked issue shall be first be raised and discussed at a special meeting of the Council called within thirty (30) days in an attempt to resolve the deadlock through negotiation satisfactory to a majority of all of the members of the Council.

     2.2 If the Council vote on the issue remains deadlocked after discussion and negotiation at the second meeting of the Strategic Council, either Party may request the services of a mediator to aid the Parties in resolving the deadlocked issue. Should there be no agreement on the identification of a suitable mediator, the appointing authority for selection of a mediator shall be made by the Centre for Dispute Resolution
     (CEDR) after consultation
     with each Party as to the qualifications, knowledge and experience that a mediator should have. Within forty-five (45) days from the second Council meeting, the members of the Strategic Council shall meet with the assistance of the mediator and, under CEDR procedures, seek to resolve the dispute in a way which is satisfactory to a majority of all the members of the Council. These mediation meetings shall be confidential and shall last for so long as a majority of the Council determines that such meetings are be helpful in resolving the business dispute.

     2.3 If such issue remains deadlocked after undergoing the mediation process described in 2.2 above, the issue shall be finally resolved by binding arbitration as follows:

          2.3.1 Resolution of such issue shall be referred to arbitration in London England under the Rules of Arbitration of the LCIA.

          2.3.2 Unless the Parties agree on a single arbitrator, the arbitral tribunal shall consist of three members, each Party to select one arbitrator and the two arbitrators to select the third arbitrator who will serve as Chairman. In the event that the two arbitrators are unable to agree on the appointment of the third arbitrator, the appointment shall be made in accordance with the LCIA Rules. The Chairman need not be a lawyer but should be knowledgeable concerning the business issue which has resulted in a deadlock. Each Party may submit to the LCIA for its consideration in making the selection of the third arbitrator the qualifications, knowledge and experience that the Party requests to be considered in said appointment.

          2.3.3 As part of its final submission to the arbitral tribunal, each Party shall make a specific proposal to resolve the business issue that is the subject of the arbitration. The power of the arbitral tribunal to render an award shall be limited to adopting one of the specific proposals submitted by the Parties.

          2.3.4 The position adopted by the arbitral tribunal shall be accepted as the action of the Strategic Council under the Agreement.

          2.3.5 In arriving at its award the arbitral tribunal shall take into account the following factors:

                 2.3.5.1  [*]

                 2.3.5.2 The ultimate goal of the Parties is to operate under this Agreement in a way which maximizes long-term profitability for both Parties in marketing Product to customers in the Territory.

                 2.3.5.3 The goal of the Parties is to reduce the overall costs of providing services under this Agreement in safely and efficiently marketing and

                 * This information omitted pursuant to a Confidential
                   Treatment Request.

                 distributing Product in the Territory.

3.   TIME IS OF THE ESSENCE

     Each Party agrees that time is of the essence in resolving legal disputes and Strategic Council deadlocks. Each Party shall fully cooperate to avoid unnecessary delay in reaching resolution of these matters. Neither Party shall be required to post security by way of a bank guarantee or other collateral to initiate a resolution of a dispute under the provisions of this Dispute Resolution Procedure other than for the administrative costs of proceeding with the dispute resolution process.

                                  SCHEDULE F
                                  ----------

                           ETHYL AVAILABLE INVENTORY
                           -------------------------

                                      [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.

                                  SCHEDULE G
                                  ----------

                                WORKING CAPITAL
                                ---------------

                                      [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.

                                  SCHEDULE H
                                  ----------

                                   INSURANCE
                                   ---------

1.   Insurance of Employees and Facilities
     -------------------------------------

     a. Octel will effect, and at all times maintain during the term of this Agreement and for so long as any Liabilities may arise thereunder, Employers Liability Insurance to a minimum level required by applicable law, and in any event in an amount of not less than [*] per occurrence and where applicable Workmans Compensation Act Insurance in respect of each employee provided by Octel who performs any duties in connection with this Agreement.

     b. Ethyl will effect, and at all times maintain during the term of this Agreement and for so long as any Liabilities may arise thereunder, Employers Liability Insurance to a minimum level required by applicable law, and in any event in an amount of not less than [*] per occurrence and where applicable Workmans Compensation Act Insurance in respect of each employee provided by Ethyl who performs any duties in connection with this Agreement.

     c. Octel will effect and at all times maintain during the term of this Agreement All Risks (including Flood, Quake and Engineering Risks) Property Damage Coverage with the property valued at Full Replacement Cost on the Product manufacturing and related facilities at Ellesmere Port.

     d. Ethyl will effect and at all times maintain during the term of this Agreement All Risks (including Flood, Quake and Engineering Risks) Property Damage Coverage with the property valued at Full Replacement Cost on the Houston, Texas, Dordrecht, Netherlands and Singapore AK Terminal Facilities.


2.        Public and Product Liability
          ----------------------------

          Octel and Ethyl will each effect and at all times maintain during the term of this Agreement, Public and Product Liability insurance in an aggregate amount of [*] (with a deductible amount as agreed between the Parties from time to time) with respect to any Liabilities for which the Parties are responsible as provided in Paragraph 17(d)(i),
          (ii), (iii), (iv) and (v) of this Agreement. Each Party shall name the other Party as an additional insured under such insurance.


                * This information omitted pursuant to a Confidential
                  Treatment Request.

3.   Cargo Insurance
     ---------------

     Octel shall effect in the joint names of Octel and Ethyl, and at all times maintain during the term of this Agreement on mutually agreed terms and conditions, Bulk and Non-Bulk Cargo Insurance to cover shipments of Product to customers in the Territory pursuant to this Agreement. Non-Bulk insurance shall be placed on a CIF plus 10% plus value of containers basis. Bulk insurance shall be placed on a FOB value plus10%, plus value of containers where applicable. Any deductible under such policies shall be borne by the Parties in the proportions set forth in Section II, Part 1 of Schedules A and B to the Service Agreement (irrespective of the cause or reason that the Losses may have arisen and the fault of either Party in relation thereto).

4.   Contingent Non-Bulk Marine Cargo Liability
     ------------------------------------------

     Octel shall effect in the joint names of Octel and Ethyl, and at all times maintain during the term of this Agreement on mutually agreed terms and conditions, Contingent Non-Bulk Marine Cargo Insurance to cover Non-Bulk shipments of AK to customers in the Territory pursuant to this Agreement to an amount on conditions to be determined by Octel. Any deductible under such policy shall be borne by the Parties in the proportions set forth in
     Section II, Part 1 of Schedules A and B to the Service Agreement (irrespective of the cause or reason that the Losses may have arisen and the fault of either Party in relation thereto).

5.   Insurance Costs
     ---------------

     The portion of the cost of all insurance relating to Agreement Activities pursuant to Paragraphs 3 and 4 of this Schedule shall be included as an expense under Section 1, Part 2 of Schedule A of the Services Agreement [*].

6.   Additional Insurance
     --------------------

     [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.

                                  SCHEDULE I
                                  ----------

                    METHODS AND PRINCIPLES FOR CALCULATION
                    --------------------------------------
                            OF THE TERMINATION FEE
                            ----------------------

                                      [*]

                * This information omitted pursuant to a Confidential
                  Treatment Request.